UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 6, 2011

FOREST OIL CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

707 17th Street, Suite 3600, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.              Costs Associated with Exit or Disposal Activities.

On September 6, 2011, the Board of Directors of Forest Oil Corporation (“Forest”) declared a special stock dividend to its shareholders of 70,000,000 shares of common stock of Lone Pine Resources Inc. (“Lone Pine”) owned by Forest, representing approximately 82% of the outstanding shares of Lone Pine common stock.  The distribution by Forest of the special stock dividend will be made on September 30, 2011, to all Forest shareholders of record as of the close of business on September 16, 2011.  In connection with the dividend of the Lone Pine common stock, Forest will accelerate the recognition of equity-based compensation costs related to certain restricted stock awards and units held by employees of Forest, Lone Pine and their subsidiaries.  Lone Pine has agreed to reimburse Forest for all costs associated with Forest equity-based compensation awards held by employees of Lone Pine and its subsidiaries.  Forest is not able to estimate the amount of the accelerated equity-based compensation costs it will recognize until the date of the special stock dividend on September 30, 2011.  Accordingly, Forest will file an amended report on Form 8-K under this Item 2.05 within four business days of September 30, 2011 with an estimate or range of estimates of such costs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION
(Registrant)

Dated:	September 12, 2011	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General
Counsel and Secretary